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                                                             Pay to the order of
                                                               NationsBank, N.A.

                                                 By:/s/ KEN HAMILTON
                                                    ----------------------------
                                                    Ken Hamilton, Vice President
                                                    Tatham Brothers, LLC

                                 PROMISSORY NOTE


$22,889,102.00                   Houston, Texas                  August 14, 1998


1. For value received, the undersigned, Tatham Offshore, Inc. ("Maker"), hereby promises to pay to the order of Tatham Brothers, LLC, its successors or assigns ("Payee"), without setoff, at 7500 Chase Tower, 600 Travis, Houston, Texas 77002, or at such other place as from time to time may be designated by the holder of this Promissory Note (this "Note"), in lawful money of the United States of America, the principal sum of TWENTY-TWO MILLION EIGHT HUNDRED EIGHTY-NINE THOUSAND ONE HUNDRED AND TWO DOLLARS ($22,889,102.00) (the "Principal Amount"), with interest on the principal balance from time to time remaining unpaid from and after the date hereof until maturity, computed from the date of the advance at the Stated Rate hereinafter set forth, and, to the extent permitted by law, on any overdue principal and the interest thereon, at the Delinquent Rate hereinafter set forth.

2. Interest shall accrue on the principal balance from time to time outstanding hereunder until maturity at a rate equal to twelve percent (12%) per annum (the "Stated Rate"), but in no event to exceed the Maximum Rate (hereinafter defined). Interest shall be calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last) and computed on the basis of a 360 day year. All past due principal and interest shall bear interest from maturity (whether caused by acceleration or otherwise) until paid at the Delinquent Rate as hereinafter defined.

3. Maker and Payee hereby agree that the expression "Delinquent Rate" as used herein means the lesser of (i) the Maximum Rate or (ii) the sum of four percent (4%) plus the Prime Interest Rate (hereinafter defined) and the expression "Prime Interest Rate" as used herein means the prime interest or reference rate as announced or published by the Houston, Texas office of Chase Bank, a national banking association, from time to time, it being understood that such prime interest or reference rate may not actually be charged by, and may not be the lowest rate actually charged to any customer of, such bank, and the expression "Maximum Rate" as used herein means the greater of (a) the maximum rate of interest from time to time permitted under federal laws applicable to the indebtedness evidenced hereby or (b) the maximum rate of interest from time to time permitted under Texas laws applicable to the indebtedness evidenced hereby.

4. Maker agrees to pay promptly upon receipt of an invoice from Payee, all costs and expenses of Payee, including, without limitation, reasonable attorney's fees, (i) associated with the making of the loan hereunder, and (ii) in connection with the enforcement and collection hereof, whether or not any suit is brought on this Note or any foreclosure or other proceeding is brought. The provisions of this Paragraph 4 are not intended to limit in any manner Maker's obligations to pay costs and expenses of Payee as may be elsewhere provided herein.

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5. The outstanding principal and interest balance on this Note shall be due and payable in full on January 15, 1999.

6. Maker and Payee agree that Maker shall use the funds it receives pursuant to this Note only for the following purposes: (i) to satisfy a payment of approximately $1,400,000 in management fees owed to DeepTech International Inc. ("DeepTech") pursuant to that certain Agreement and Plan of Merger, dated as of February 27, 1998, as amended, by and among DeepTech, El Paso Energy Corporation and El Paso Acquisition Company, (ii) to satisfy its payment obligations under that certain Redemption Agreement dated February 27, 1998, by and between Maker and Flextrend Development Company, L.L.C., (iii) to pay the fees and expenses and collateral requirements related to the issuance of a letter of credit pursuant to that certain Tax Sharing Agreement dated June 25, 1998, by and between Maker, DeepTech and DeepFlex Production Services, Inc. ("Guarantor"),
(iv) to pay refinancing amounts (principal, interest, fees and expenses) due under that certain Promissory Note dated May 15, 1998 issued by Guarantor payable to Payee in the original principal amount of $5,000,000, (v) to fund Maker's payment of Payee's fee, if Payee elects to take cash, pursuant to the terms of that certain Purchase Commitment Agreement, dated February 27, 1998, as amended, by and between Maker and Payee (the "Commitment Agreement"), and (vi) to fund the fees and expenses related to this Note and related agreements.

7. Maker shall have the right to prepay, in full or in part, the then unpaid principal balance on this Note (together with all accrued and unpaid interest then due). All prepayments shall be applied first to unpaid accrued interest, with the balance being applied to principal.

8. This Note is guaranteed by Guarantor pursuant to that certain Limited Recourse Guaranty Agreement dated of even date herewith executed by Guarantor in favor of Payee (the "Guaranty"), and such Guaranty is secured by that certain Pledge and Security Agreement (the "Pledge") dated of even date herewith executed by Guarantor in favor of Payee as secured party.

9. Except as may be otherwise provided herein or in any instrument securing the payment of this Note, the makers, signers, sureties, and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.

10. The following shall constitute events of default hereunder (the "Events of Default"): (a) the failure to pay or perform any other obligation, liability or indebtedness of Maker or Guarantor or any of their subsidiaries to any other party with a value of more than $50,000; (b) the commencement of a proceeding against Maker or Guarantor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of Maker or Guarantor or the merger or consolidation of Maker or Guarantor or any of their subsidiaries with or into another entity; (c) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the lifting of a petition for any adjustment of indebtedness, composition or extension by or against Maker or Guarantor or any of their subsidiaries; (d) the determination by Payee that any representation or warranty made to Payee by Maker or Guarantor in any Loan Documents (herein defined) is or was, when it was made, untrue or materially misleading; (e) the entry of a judgment against Maker or Guarantor or any of their subsidiaries which Payee deems to be of a material nature, in Payee's sole discretion; (f) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Maker or Guarantor or any of their


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subsidiaries; (g) the determination by Payee that a material adverse change has occurred in the financial condition of Maker or Guarantor or any of their subsidiaries; (h) the failure of Maker's or any of its subsidiaries business to comply with any law or regulation controlling its operation; (i) except to the extent covered by (d) above or (j) below, the failure by Maker or Guarantor or any of their subsidiaries to perform, observe, or comply with any covenant, agreement, or term contained in this Note (including without limitation, the covenants set forth in Paragraph 13 and the representations and warranties in Paragraph 14), the Guaranty, the Pledge or any other document executed in connection with this Note (collectively, the "Loan Documents") or in any other agreement with Payee or its affiliates, and such default shall continue unremedied for a period of thirty (30) days after receipt of written notice thereof from Payee, (j) the failure of Maker or Guarantor or any of their subsidiaries to pay any amount (principal, interest, fees or otherwise) when due to Payee or its affiliates, whether payable pursuant to the Loan Documents or otherwise, (k) Maker or any of its subsidiaries sells or otherwise disposes of any asset with either a book value or a fair market value greater than $1 million, or (l) Payee, in its sole discretion, determines that amounts owed to Payee and its affiliates by Maker and its affiliates are not secured by assets adequate to cover such indebtedness.

11. Whenever there is an Event of Default under this Note (a) the entire balance outstanding hereunder and all other obligations of Maker to Payee (however acquired or evidenced) shall, at the option of Payee, become immediately due, and/or (b) the rate of interest on the unpaid principal shall be increased to the Delinquent Rate. The provisions herein for a Delinquent Rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Maker a right to cure any default. At Payee's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Delinquent Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this charge against any deposit accounts of Maker (as well as any money, instruments, securities, documents, chattel paper, credits, claims demands, income and any other property, rights and interests of Maker), which at any time shall come into the possession or custody or under the control of Payee or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Payee shall have all rights and remedies available under each of the documents executed in connection with this Note, as well as all rights and remedies available at law or in equity.

12. The failure at any time of Payee to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Payee shall be cumulative and may be pursued singly, successively or together, at the option of Payee. The acceptance by Payee of any partial payment shall not constitute a waiver of any default or of any of Payee's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Payee unless the same shall be in writing, duly signed on behalf of Payee; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Payee or the obligations of Maker to Payee in any other respect at any other time.




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13. Maker covenants and agrees that, so long as amounts under this Note are outstanding:

         (a) Maker shall deliver to Payee, at Payee's request from time to time, and simultaneously with distributions of financial reports to shareholders as required by the Securities and Exchange Act of 1934 or the bylaws of Maker (the "Bylaws"), copies of financial reports prepared in accordance with generally accepted accounting principles in effect from time to time;

         (b) Promptly after Maker knows of any material condition or event that could have a material adverse impact on (i) the loan evidenced by this Note, (ii) the collateral securing this Note pursuant to the Guaranty and the Pledge, or (iii) the ability of Maker or Guarantor to make payments pursuant to this Note (a "Material Adverse Effect"), Maker shall deliver a notice to Payee describing the same in reasonable detail and the action Maker proposes to take with respect thereto;

         (c) Maker shall keep, or cause to be kept, insured by financially sound and reputable insurers acceptable to Payee all property of a character usually insured by persons or entities engaged in the same or similar business against loss or damage of the kinds and in the amounts customarily insured against by such persons or entities and carry such other insurance as is usually carried by such persons or entities similarly situated;

         (d) Promptly after Maker knows of the occurrence of any Event of Default, any pending or threatened litigation involving claims in excess of $50,000, the failure to pay or perform any obligation, liability or indebtedness of Maker or any guarantor of Maker to Payee, whether under this Note, the Guaranty, the Pledge or any documents executed in connection with this Note, as and when due (whether at maturity or by acceleration), Maker shall deliver a notice to Payee describing the same in reasonable detail and the action Maker proposes to take with respect thereto;

         (e) Maker shall perform, and cause its subsidiaries to perform, all of its material obligations under the Loan Documents and all other contractual and legal obligations, as and when the same become due;

         (f) Maker, without the prior written consent of the Payee, shall not, and shall not permit its subsidiaries to, create, assume or incur any indebtedness greater than $2,000,000 other than indebtedness outstanding on the date hereof; and

         (g) Maker will not, and shall not permit its subsidiaries to, create, incur, assume or permit to exist any lien, other than to Payee, on any of its properties (now owned or hereafter acquired) and other than liens existing on the date hereof.

14. Maker represents and warrants to Payee that the following statements are true, correct, and complete as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date:

         (a) Maker (i) is a corporation, duly formed, validly existing, and in good standing under the laws of State of Delaware; (ii) has all requisite power and authority to own its assets and carry on its business as now being conducted; and (iii) is qualified to do business as a foreign corporation, and is in good standing under the laws of each jurisdiction where failure to so qualify would have a Material Adverse Effect;

         (b) Maker has the requisite power and authority to execute, deliver, and perform this Note;

         (c) the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby, have been duly approved by the board of directors of Maker, and such approval has not been rescinded, revoked or modified in any manner;


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         (d)      the execution, delivery and performance of this Note and any other document to which Maker is a party shall not violate or conflict with (i) the Bylaws, (ii) Maker's Certificate of Incorporation, (iii) any material agreement to which Maker is a party, or (iv) any regulations or restrictions applicable to the business of Maker as now being conducted; and

         (e) Maker possesses all permits, franchises, licenses, and authorizations necessary to conduct its business as now conducted except where the failure to so possess would not cause a Material Adverse Effect, and is not in violation of any such permits, franchises, licenses, or authorizations where such violation would have a Material Adverse Effect.

15. All agreements between Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the funds evidenced hereby or otherwise, or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. The term "applicable law" as used herein shall mean the laws of the State of New York or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future. This paragraph shall control all agreements between the Maker and the holder hereof.

16. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the documents executed in connection with this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

17. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Maker or Payee hereunder can be assigned without the prior written consent of Payee, which consent shall not be unreasonably withheld.

18. Any notice required to be given under this Note shall be given in writing and shall be deemed to be given as of the date such notice is deposited in the mail addressed to Maker or Payee, as applicable, at the last address of Maker or Payee, as applicable, shown on the records of Maker or Payee, as applicable.


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19. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF THE PARTIES HERETO AND MAY NOT
BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN NEW YORK.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]





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         IN WITNESS WHEREOF, the undersigned has set his hand as of the date first written above.


                                             MAKER:
                                             Tatham Offshore, Inc.



                                             By: /s/ DENNIS A. KUNETKA
                                                 -----------------------------
                                                 Dennis A. Kunetka
                                                 Chief Financial Officer